--------------------------------------------------------------------------------
      As Filed With the Securities and Exchange Commission on June 15, 2000
                                                     Registration No.:333-
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                              EQUIDYNE CORPORATION
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)

                DELAWARE                                04-2608713
         (State Or Jurisdiction                      (I.R.S. Employer
    of Incorporation or Organization)               Identification No.)

             238 Littleton Road, Westford, MA 01886, (978) 692-6680
--------------------------------------------------------------------------------
 (Address and Telephone Number of Principal Executive Offices and
                               Place of Business)

                             1996 Stock Option Plan
 Shares Issuable to Joseph R. Nelson Upon Exercise of Outstanding Stock Options
                   Granted Pursuant to an Employment Agreement
    Shares Issued to Thomas A. Slamecka and Michael T. Pieniazek Pursuant to
                          their Employment Agreements
                         Various Stock Option Agreements
--------------------------------------------------------------------------------
                            (Full title of the plans)

                              Michael T. Pieniazek
              Executive Vice President and Chief Financial Officer
                               238 Littleton Road
                               Westford, MA 01886
                                 (978) 692-6680
--------------------------------------------------------------------------------
            (Name, Address and Telephone Number of Agent for Service)

                                    Copy to:
                               Bruce A. Rich, Esq.
                            THELEN REID & PRIEST LLP
                               40 West 57th Street
                               New York, NY 10019

                         CALCULATION OF REGISTRATION FEE

========================= ====================== ======================= ====================== ======================
                                                    PROPOSED MAXIMUM       PROPOSED MAXIMUM
 TITLE OF SECURITIES TO       AMOUNT TO BE         OFFERING PRICE PER     AGGREGATE OFFERING          AMOUNT OF
     BE REGISTERED             REGISTERED                SHARE                   PRICE            REGISTRATION FEE
------------------------- ---------------------- ----------------------- ---------------------- ----------------------
Common Stock, Par Value
$.10(1)                         400,000 shares(2)       $4.97(7)          $1,988,000.00              $524.83
------------------------- ---------------------- ----------------------- ---------------------- ----------------------
Common Stock, Par Value
$.10                            600,000 shares(3)       $1.125(8)           $675,000.00              $178.20
------------------------- ---------------------- ----------------------- ---------------------- ----------------------
Common Stock, Par Value
$.10                            289,549 shares(4)       $4.20(9)          $1,216,105.80              $321.05
------------------------- ---------------------- ----------------------- ---------------------- ----------------------
Common Stock, Par Value
$.10                            100,000 shares(5)       $4.97(7)            $497,000.00              $131.21
------------------------- ---------------------- ----------------------- ---------------------- ----------------------
Common Stock, Par Value
$.10                             50,000 shares(6)       $4.97(7)            $248,500.00               $65.60
------------------------- ---------------------- ----------------------- ---------------------- ----------------------
Total                         1,439,549 shares                                                     $1,220.89
------------------------- ---------------------- ----------------------- ---------------------- ----------------------

         (1) Pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the "Securities Act"), this registration statement covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.
         (2) On March 21, 1997, Equidyne Corporation (formerly American Electromedics Corp.) (the "Company") registered 300,000 shares under its 1996 Stock Option Plan (the "Stock Option Plan") on a Form S-8 filed with the Securities and Exchange Commission (the "Commission"), File No. 333-23741. On January 5, 2000, the Company amended the Stock Option Plan by increasing the number of shares reserved under the Stock Option Plan from 300,000 to 700,000. Pursuant to this Registration Statement, the Registrant is registering the additional 400,000 shares reserved under the Stock Option Plan.

         (3) Represents 600,000 shares issuable upon the exercise of options granted to Joseph R. Nelson by a stock option agreement issued pursuant to an employment agreement between the Company and Mr. Nelson (the "Nelson Employment Agreement"), plus, pursuant to Rule 416(a) of the Securities Act, such indeterminate number of shares as may be issued to prevent dilution resulting from stock splits, stock dividends, or similar transactions.
         (4) This amount represents the aggregate number of shares of Common Stock to be issued upon the exercise of options granted under the form of Stock Option Agreements filed as an exhibit hereto. Includes additional shares to prevent dilution resulting from stock splits, stock dividends or similar transactions.
          (5) This amount represents the aggregate number of shares of Common Stock awarded to Thomas A. Slamecka pursuant to the terms of an Employment Agreement between the Company and Mr. Slamecka.
          (6) This amount represents the aggregate number of shares of Common Stock awarded to Michael T. Pieniazek pursuant to the terms of an Employment Agreement between the Company and Mr. Pieniazek.
          (7) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rules 457(c) and (h)(1) of the Securities Act. The price per share and the aggregate offering price are calculated based upon the average of the high and low prices of the Company's Common Stock on June 14, 2000 as reported on the OTC Bulletin Board.
         (8) Calculated in accordance with Rule 457(h)(1) as this amount represents the exercise price of the options granted pursuant to the Nelson Employment Agreement.
         (9) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457 (h) of the Securities Act. Such computation is based on the weighted average exercise price of $4.20 per share covering the Stock Option Agreements.

                              EQUIDYNE CORPORATION

          EQUIDYNE CORPORATION (FORMERLY AMERICAN ELECTROMEDICS CORP.)

                           (I) 1996 STOCK OPTION PLAN

            (II) SHARES ISSUABLE TO JOSEPH R. NELSON UPON EXERCISE OF
                           CERTAIN OUTSTANDING STOCK

               OPTIONS GRANTED PURSUANT TO AN EMPLOYMENT AGREEMENT

       (III) SHARES ISSUED TO THOMAS A. SLAMECKA AND MICHAEL T. PIENIAZEK
                         PURSUANT TO THE TERMS OF THEIR
                              EMPLOYMENT AGREEMENTS

                                       AND

              (IV) SHARES ISSUABLE UPON EXERCISE OF OPTIONS GRANTED

                       PURSUANT TO STOCK OPTION AGREEMENTS

                                     PART I
                INFORMATION REQUIRED IN SECTION 10(A) PROSPECTUS

ITEM 1.  PLAN INFORMATION.*

ITEM 2.  REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.*

* Information required by Part I to be contained in the Section 10(a) Prospectus is omitted from the Registration Statement in accordance with Rule 428 under the Securities Act of 1933 and the Note to Part I of Form S-8.

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

         The Commission allows us to "incorporate by reference" the information we file with them, which means we can disclose important information to you by referring you to those documents. The information included in the following documents is incorporated by reference and is considered to be a part of this prospectus. The most recent information that we file with the Commission automatically updates and supersedes more dated information. We have previously filed the following documents with the Commission and are incorporating them by reference into this prospectus:

                  (a) The Company's Annual Report on Form 10-KSB for the fiscal year ended July 31, 1999 (Commission File No. 0-9922);

                    (b) The Company's Quarterly Report on Form 10-QSB for the quarters ended October 31, 1999, January 31, 2000 and April 30, 2000 (Commission File No. 0-9922);

                  (c) The Company's Current Reports on Form 8-K dated December 2, 1999 and January 10, 2000 (Commission File No. 0-9922);

                  (d) The Company's Notice of Annual Meeting of Stockholders and Proxy Statement for its 1999 Annual Meeting of Stockholders, dated December 2, 1999, filed pursuant to Section 14 of the Exchange Act (Commission File No. 0-9922);

                  (e) The description of the Company's Common Stock contained in the Company's Post-Effective Amendment No. 1 to its Registration Statement on Form SB-2 filed with the Commission on December 22, 1999 (Commission File No. 333-58937);

                  (f) The employment agreement between the Company and Thomas A. Slamecka, as amended and restated, dated as of January 1, 1998, filed as Exhibit 10.10 in the Company's Registration Statement on Form SB-2 filed with the Commission on July 13, 1998 (Commission File No. 333-58937);

                  (g) The employment agreement between the Company and Michael
         T. Pieniazek, as amended and restated, dated as of January 1, 1998, filed as Exhibit 10.11in the Company's Registration Statement on Form SB-2 filed with the Commission on July 13, 1998 (Commission File No. 333-58937);

                  (h) The employment agreement between the Company and Joseph R. Nelson, dated as of December 1, 1999, filed as Exhibit 10.10 in the Company's Amendment No. 1 to its Registration Statement on Form SB-2 filed with the Commission on January 31, 2000 (Commission File No. 333-75399); and

                  (i) The 1996 Stock Option Plan, filed as Exhibit 1 to the Company's Notice of Annual Meeting of Stockholders and Proxy Statement for its Annual Meeting of Stockholders, dated September 13, 1996, filed pursuant to Section 14 of the Exchange Act (Commission File No. 0-9922).

         All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the respective dates of the filing of those documents.

         Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of the Registration Statement to the extent that a statement contained herein modifies or replaces such statement. Any such statement shall not be deemed to constitute a part of this Registration Statement except as so modified or replaced.

ITEM 4.  DESCRIPTION OF SECURITIES

         Not Applicable

ITEM 5   INTERESTS OF NAMED EXPERTS AND COUNSEL

         The legality of the Common Stock issuable upon (i) the exercise of options granted under the Nelson Employment Agreement, (ii) the grant of shares of Common Stock under the Slamecka Employment Agreement, (iii) the grant of shares of Common Stock under the Pieniazek Employment Agreement, and (iv) the exercise of options granted under the Stock Option Agreements offered hereby will be passed upon for the Company by Thelen Reid & Priest LLP, the Company's Counsel. This firm owns 40,000 shares of Common Stock and warrants to purchase 20,000 shares of Common Stock at $1.25 per share exercisable through August 2004.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Article VII, Section 7 of the By-Laws of the Company provide in part that the Company shall indemnify its directors, officers, employees and agents to the fullest extent permitted by the General Corporation Law of the State of Delaware (the "DGCL").

         Section 145 of the DGCL permits a corporation, among other things, to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

         A corporation also may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation. However, in such an action by or on behalf of a corporation, no indemnification may be made in respect of any claim, issue or matter as to which the person is adjudged liable to the corporation unless and only to the extent that the court determines that, despite the adjudication of liability but in view of all the circumstances, the person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

         In addition, the indemnification and advancement of expenses provided by or granted pursuant to Section 145 shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

         Not Applicable

ITEM 8   EXHIBITS.

                  Exhibit No.         Description
                  -----------         -----------
                  4.3.1               Employment Agreement,  dated as of
                                      December 1, 1999 by and between the
                                      Company and Joseph R.  Nelson,
                                      incorporated  by  reference  to  Exhibit
                                      10.10 of the Company's Amendment No. 1 to its registration statement on Form
                                      SB-2 filed with the Commission on January
                                      31, 2000 (Commission File No. 333-75399).

                  4.3.2 Amended Employment Agreement, dated as of January 1, 1998, by and between the

                                      Company and Thomas A. Slamecka,
                                      incorporated by reference to Exhibit 10.10 in the Company's Registration Statement on Form SB-2 filed with the Commission on July 13, 1998 (Commission File No. 333-58937).

                  4.3.3 Employment Agreement, dated as of January 1, 1998, by and between the Company and Michael T. Pieniazek, incorporated by reference to Exhibit 10.11 in the Company's Registration Statement on Form SB-2 filed with the Commission on July 13, 1998 (Commission File No. 333-58937).

                  4.4.1*              Form of Stock Option Agreements.

                  4.4.2*              Form of Stock Option Agreements.

                  4.4.3* Schedule of Options Granted under Stock Option Agreements.

                  5* Opinion of Thelen Reid & Priest LLP as to the legality of the common stock issuable upon (i) the exercise of options granted under the Nelson Employment Agreement, (ii) the exercise of options granted under the Stock Option Agreements,
                                      (iii) the grant of shares under the
                                      Slamecka Employment Agreement, and (iv)
                                      the grant of shares under the Pieniazek
                                      Employment Agreement.

                  23.1*               Consent of Ernst & Young LLP

                  23.3 Consent of Thelen Reid & Priest LLP (included in Exhibit 5).

*        Filed herewith.

ITEM 9.  UNDERTAKINGS

         The Company hereby undertakes:

          (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement;

          (b) To include any prospectus required by Section 10(a)(3) of the Securities Act;

          (c) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

          (d) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that paragraphs (b) and (c) do not apply if the Registration Statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Company pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement;

          (e) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

          (f) To remove from registration by means of a post-effective amendment any of the securities that remain unsold at the end of the offering;

          (g) That, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

          (h) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         IN ACCORDANCE WITH THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-8 AND AUTHORIZED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN WESTFORD, MASSACHUSETTS, ON THE 15TH DAY OF JUNE, 2000.

                                       EQUIDYNE CORPORATION


                                       BY: /S/ MICHAEL T. PIENIAZEK_
                                           -------------------------
                                              Michael T. Pieniazek
                                              Executive Vice President and
                                              Chief Financial Officer


         Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


             SIGNATURE                              TITLE                                DATE
             ---------                              -----                                ----

   /s/ Thomas A. Slamecka                       Chairman of the Board             June 15, 2000
---------------------------------
         Thomas A. Slamecka

   /s/ Joseph R. Nelson                         Director, President               June 15, 2000
---------------------------------               Chief Executive
         Joseph R. Nelson                       Officer

   /s/ Michael T. Pieniazek                     Director, Executive               June 15, 2000
------------------------------                  Vice President and
         Michael T. Pieniazek                   Chief Financial Officer

   /s/ Jim Fukushima                            Director, Vice                    June 15, 2000
---------------------------------               Chairman
         Jim Fukushima

   /s/ Blake C. Davenport                       Director                          June 15, 2000
---------------------------------
         Blake C. Davenport

   /s/  James Gavin                             Director                          June 15, 2000
---------------------------------
         Dr. James Gavin
                                                Director                          June 15, 2000
   /s/ Marcus Rowan
---------------------------------
         Marcus R. Rowan


                                INDEX TO EXHIBITS
                          AMERICAN ELECTROMEDICS CORP.

------------ ----------------------------------- -----------------------
                                                    Sequentially
Exhibit                                               Numbered
    No.                   Description                  Page
------------ ----------------------------------- -----------------------------
 4.4.1       Form of Stock Option Agreements                   II-8
------------ ----------------------------------- -----------------------------
 4.4.2       Form of Stock Option Agreements                  II-16
------------ ----------------------------------- -----------------------------
 4.4.3       Schedule of Options Granted under
             Stock Option Agreements                          II-23
------------ ----------------------------------- -----------------------------
   5         Opinion of Thelen Reid & Priest LLP              II-24
------------ ----------------------------------- -----------------------------
  23.1       Consent of Ernst & Young LLP                     II-26
------------ ----------------------------------- -----------------------------